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                                                                       Exhibit 6

                             UNDERWRITING AGREEMENT


     UNDERWRITING AGREEMENT, made as of the sixteenth day of May, 1995, by and between ARIEL DISTRIBUTORS, INC., an Illinois corporation (the "Distributor"), and ARIEL GROWTH FUND, d/b/a ARIEL INVESTMENT TRUST, a Massachusetts business trust (the "Trust").

     WHEREAS, the Trust is an open-end, diversified investment company registered under the Investment Company Act of 1940 (the "1940 Act") and has registered its shares for sale to the public under the Securities Act of 1933 (the "1933 Act") and various state securities laws;

     WHEREAS, the Trust wishes to retain the Distributor as the principal underwriter in connection with the offering and sale of shares of the Trust (the "Shares") and to furnish certain other services to the Trust as specified in this Agreement;

     WHEREAS, this Agreement has been approved by a vote of the Trust's Board of Trustees and certain trustees who are not interested persons of the Trust, in conformity with the 1940 Act and the regulations thereunder; and

     WHEREAS, the Distributor is willing to act as principal underwriter and to furnish such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

     1. The Trust hereby appoints the Distributor as principal underwriter in connection with the offering and sale of the Shares in jurisdictions wherein the Shares may legally be sold, for the period and on the terms hereinafter set forth. The Distributor shall, as agent for the Trust, subject to applicable federal and state law and the Trust's Declaration of Trust and By-laws, and in accordance with the representations in each Fund's Prospectus and Statement of Additional Information, as such documents may be amended from time to time: (a) promote the Trust and the Funds; (b) enter into appropriate dealer agreements with other registered broker-dealers and other persons or organizations ("Firms") to further distribution of the Shares; (c) solicit orders for the purchase of the Shares subject to such terms and conditions as the Trust may specify; (d) transmit promptly orders and payments for the purchase of Shares and orders for the redemption of Shares to the Trust's transfer agent; and (e) provide services to shareholders as agreed upon by the Trust. The Distributor shall comply with all applicable federal and state laws and offer the Shares on an agency or "best efforts" basis under which the Trust shall only issue such Shares as are actually sold.

     2. (a) The Distributor may sell shares of the Trust directly to investors. In addition, the Distributor may sell shares of the Trust to or through Firms in such manner, not inconsistent with the
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provisions hereof and the then effective Registration Statement of the Trust (as hereinafter defined) under the 1933 Act, as the Distributor may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Trust without the prior consent of the Trust, and further provided that the Distributor, and not the Trust, will be responsible for the payment of compensation to such Firms for such services.

     (b) Shares of the Trust offered for sale or sold by the Distributor shall be offered or sold at a price per share determined in accordance with the then current Prospectus and Statement of Additional Information relating to the sale of such Shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission ("SEC").

     (c) The Distributor will conform and will require each Firm to conform to the provisions hereof and the Registration Statement under the 1933 Act with respect to the public offering price, manner of sales and payment terms of the Trust's shares, and neither the Distributor nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

     3. The compensation to be paid for the services performed and the obligations assumed by the Distributor under this Agreement, if any, shall be set forth in one or more written addenda to this Agreement executed by both parties.

     4. As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the 1933 Act (including the related Prospectus and Statement of Additional Information), as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean the form of prospectus and Statement of Additional Information filed with respect to each Fund as part of the Registration Statement.

     5. The Distributor shall print and distribute to prospective investors Prospectuses and Statements of Additional Information, and may print and distribute such other sales literature, reports, forms, and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law. In connection with such sales and offers of sale, the Distributor shall give only such information and make only such statements or representations, and require any Firms with whom it enters into dealer agreements to give only such information and make only such statements or representations, as are contained in the Prospectus or Statement of Additional Information of a Fund or in information furnished in writing to the Distributor by the Trust. The Trust shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or by any Firms or other persons acting as representatives or agents of the Distributor or of any such Firms or other persons.

     6. The Trust shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Distributor under this Agreement. The Trust will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) and all taxes and fees payable to the federal, state or other governmental agencies on account of the

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registration or qualification of securities issued by the Trust or otherwise.
The Trust will also pay or cause to be paid expenses incident to the issuance of shares of beneficial interest, such as the cost of share certificates, issue taxes, and fees of the transfer agent. The Distributor will pay all expenses (other than expenses which one or more Firms may bear pursuant to any agreement with the Distributor) incident to the sale and distribution of the shares issued or sold hereunder including, without limiting the generality of the foregoing, all expenses of printing and distributing any Prospectus or Statement of Additional Information and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses shall not include expenses incurred by the Trust in connection with the preparation, typesetting, printing and distribution of any Registration Statement, Prospectus and Statement of Additional Information or report or other communication to shareholders in their capacity as such), expenses of advertising in connection with such offering, compensation to the Firms referred to herein and sales compensation to Distributor's registered representatives.

     7. The Trust agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Statement of Additional Information of a Fund or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     8. The Distributor agrees to indemnify, defend and hold the Trust, its several officers and directors, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement or a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information of a Fund or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading.

     9. The Trust reserves the right at any time to withdraw any or all offerings of the Shares by written notice to the Distributor at its principal office.

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     10.  The Distributor is an independent contractor and shall be agent for the Trust only in respect to the offer, sale and redemption of the Shares.

     11. The services of the Distributor to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     12. The Distributor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in Article XI of its Declaration of Trust. The Distributor agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets (or the assets of the applicable Fund) and that the Distributor shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of the Trust.

     13. The Trust shall not use the name of the Distributor in any Prospectus, Statement of Additional Information, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Distributor; provided, however, that the Distributor shall approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or applicable state securities commissions; and, provided further, that in no event shall such approval be unreasonably withheld. The Distributor shall not use the name of the Trust or of any Fund in any material relating to the Distributor in any manner not approved prior thereto by the Trust; provided, however that the Trust shall approve all uses of its name and the name of any Fund which merely refer in accurate terms to the appointment of the Distributor hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

     14. The Distributor shall prepare written reports for the Board of Trustees of the Trust on a quarterly basis showing information concerning services provided and expenses incurred which are related to this Agreement and such other information as from time to time shall be reasonably requested by the Trust's Board of Trustees.

     15. This Agreement shall be effective on May 16, 1995 and continue for an initial term ending January 31, 1997 unless sooner terminated as hereinafter provided. It shall continue from year to year thereafter as long as its continuance is approved annually in accordance with the 1940 Act and the regulations thereunder. This Agreement may be terminated at any time by either party upon 60 or more days prior written notice to the other party. This Agreement may be amended as to a Fund at any time by the parties, subject to approval by the Trust's Board of Trustees and, if required by law or applicable SEC regulations, a vote of a "majority of the outstanding voting securities" of such Fund, as defined in the 1940 Act and any regulations thereunder. This Agreement shall be binding on the successors and assigns of each party, provided, however, that this Agreement shall terminate automatically in the event of its "assignment", as defined in the 1940 Act and any regulations thereunder.

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     16.  Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Illinois.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written by their officers thereunto duly authorized.


                              ARIEL GROWTH FUND


                              By: ____________________________________
                              Title: ____________________________


                              ARIEL DISTRIBUTORS, INC.


                              By: ____________________________________
                              Title: ____________________________

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                       ADDENDUM TO UNDERWRITING AGREEMENT
                           DATED MAY 16, 1995 BETWEEN
                          ARIEL DISTRIBUTORS, INC. AND
                 ARIEL GROWTH FUND d/b/a ARIEL INVESTMENT TRUST
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For the services performed and the obligations assumed by Ariel Distributors,
Inc. in respect to the series designated Ariel Growth Fund, Ariel Appreciation Fund and the Class B shares of the series designated Ariel Premier Bond Fund, Ariel Distributors, Inc. shall be paid no more often than weekly a distribution service fee at the annual rate of 0.25% of the respective average daily assets of each such series and Class.


Dated May 16, 1995



                              ARIEL DISTRIBUTORS, INC.



                              By: _________________________


                              Title: ______________________





                              ARIEL GROWTH FUND



                              By: _________________________


                              Title: ______________________

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